UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported) December 21, 2005
PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7832	75-1729843

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)
(817) 252-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Pier 1 Umbrella Trust
Amendment to Supplemental Retirement Plan

Item 1.01 Entry into a Material Definitive Agreement.
Pier 1 Umbrella Trust Amendments
On December 21, 2005, Pier 1 Imports, Inc. (the “Company”) amended and restated the Pier 1 Umbrella Trust (the “Trust”). The Trust was established by the Company in 1992 to hold funds and properties to satisfy obligations under the Company’s Supplemental Executive Retirement Plan. The Trust was amended to include the Company’s Supplemental Retirement Plan, Benefit Restoration Plan I and Benefit Restoration Plan II among the plans covered under the Trust. The amendments also added to the Trust all Company affiliates that have employees who are participants in the covered plans.
A copy of the Pier 1 Umbrella Trust, as amended, is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Amendment to Supplemental Retirement Plan
The Company’s board of directors approved an amendment to the Company’s Supplemental Retirement Plan. The amendment changes the mortality table used to calculate annuity benefit payments to plan participants from a gender-based mortality table to a newer gender-neutral mortality table. The amendment will become effective on January 1, 2006, and will apply to participants employed as of that date or thereafter.
A copy of Amendment No. 1 to the Pier 1 Imports, Inc. Supplemental Retirement Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Addition of Gregory Humenesky to Supplemental Retirement Plan
The Company’s board of directors approved including Gregory Humenesky, Executive Vice President, Human Resources, as a participant in the Company’s Supplemental Retirement Plan effective as of January 1, 2006.
Item 9.01 Financial Statements and Exhibits
Exhibit 10.1 Pier 1 Umbrella Trust dated December 21, 2005
Exhibit 10.2 Amendment No. 1 to Pier 1 Imports, Inc. Supplemental Retirement Plan dated effective January 1, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	PIER 1 IMPORTS, INC.

	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Pier 1 Umbrella Trust dated December 21, 2005

10.2	Amendment No. 1 to Pier 1 Imports, Inc. Supplemental Retirement Plan dated effective January 1, 2006